                                                 Exhibit (10)(C)


                                        July 8, 1996




          Mr. Lawrence P. Higgins
          820 Lupton s Pointe
          Mattituck, NY 11952

          Dear Larry:

               In consideration of your employment by The West Company, Incorporated or any of its subsidiaries or affiliates (the "Company"), and the Company s promise to make the payments set forth herein, you and the Company, intending to be legally bound, agree as follows:

          1.   Termination of Employment.
               ---------------------------  You will  be  entitled  to  the benefits specified in Section 2 if your employment by the Company is terminated by the Company, other than by reason of death, disability, continuous willful misconduct to the detriment of the Company, or retirement pursuant to the
               Company's Salaried Employees' Retirement Plan (or any successor pension plan thereto) (the Retirement Plan ). You will not be entitled to the benefits specified in
               Section 2 if your employment terminates for any other reasons, including without limitation your voluntary resignation, or if, during the term of your employment or at any time thereafter, you engage in any activity specified in
               Section 3 hereof.

          2.   Benefits Payable upon Termination of Employment.
               -------------------------------------------------       Upon
               termination of employment as set forth in Section 1, you shall be entitled to the following benefits:

               a) Severance Compensation. Your regular bi-weekly salary as in effect on the date of termination of your employment will continue for a period of twelve months, with normal deductions. The severance compensation paid hereunder shall not be reduced to the extent of any other compensation for your services which you receive or are entitled to receive from any other employment consistent with the terms of this Agreement.

               b) Employee Benefits. You shall be entitled to a continuation of all medical, dental and life insurance in the same manner and amount to which you were entitled on the date of termination of your employment until the earlier of (i) a period of 12 months after termination of your employment, or (ii) your eligibility for similar

          Mr. Lawrence P. Higgins
          July 8, 1996
          Page 2


                   benefits with a new employer. Upon termination of your employment, Company cars must be returned to the Company. All other benefits not otherwise addressed in this Agreement shall terminate as of the date of termination of your employment.

          3.   Termination of Benefits in Event of Competitive Activity.
               ---------------------------------------------------------
               The Company shall have no obligation to provide or continue any of the benefits under Section 2 (except as required by applicable law) upon the occurrence of any of the following activities:

               a)  You, directly or indirectly, through any Affiliate:

                    i) engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's Business in the United States (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

                   ii)   serve   as  a   director,  officer,   employee  or
                         consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company's Business in the United States;

                  iii) solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company in an executive or supervisory capacity in connection with the conduct of the Company's Business within one year prior to such solicitation, employment, interference or enticement;

                   iv)   engage   in  conduct   in  connection   with  your
                         employment for which criminal or civil penalties against you or the Company may be sought;

                    v) violate the Company's policies, including without limitation the Company's insider-trading policy; or

                   vi) use for yourself or others, or disclosing to others, any confidential or proprietary information of the Company in contravention of any Company policy or agreement.

       b)   As used in this Section:

                    i)   The "Company's Business" means (A) the manufacture
                         and  sale  of   stoppers,  closures,   containers,
                         medical device components and assembliesmade from

          Mr. Lawrence P. Higgins
          July 8, 1996
          Page 3


                         elastomers, metal, plastic and glass for the health care and consumer products industries; (B) pharmaceutical and personal health care contract manufacturing and packaging; and (C) any other business conducted by the Company during the term of your employment with the Company in which you have been actively involved while an employee of the Company;

                  ii). "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization; and

                 iii). an "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

          4.   Payments Final.
               --------------- In the event of a termination of your employment under the circumstances described in this Agreement, the arrangements provided for by this Agreement, or any other agreement between the Company and you in effect at that time and by any other applicable plan of the Company in which you then participate shall constitute the entire obligation of the Company to you, and performance of that obligation shall constitute full settlement of any claim that you might otherwise assert against the Company on account of such termination.

          5.   Duration of Agreement.
               --------------------- This Agreement may not be terminated by either party, except that this Agreement may be terminated at any time by the mutual written consent of you and the Company.

          6.   Miscellaneous.
               ---------------

               a) This Agreement shall be binding upon you and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you.

               b) The invalidity or unenforceability in any respect of any provision of this Agreement shall not affect the validity or enforceability of such provision in any other respect or the validity or enforceability of any other provision.

               c) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          Mr. Lawrence P. Higgins
          July 8, 1996
          Page 4


               d) This Agreement shall constitute the entire agreement and understanding between the Company and you with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings between the Company and you with respect to such matters.

               If you are in agreement with the foregoing, please so indicate by signing and returning to the Company the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Company and our mutual intention to be legally bound as of the date and year first written above.

                                             Very truly yours,

                                             THE WEST COMPANY, INCORPORATED



                                             By: /s/ William G. Little
                                                  --------------------
                                                  William G. Little
                                                  Chairman, President and
                                                  Chief Executive Officer

          Accepted and agreed to:



          /s/ Lawrence P. Higgins
          ------------------------
               Lawrence P. Higgins